Exhibit 21.1

SUBSIDIARIES OF AVOCENT CORPORATION

As of December 31, 2003

1.                                       Avocent Huntsville Corp., an Alabama corporation

2.                                       Avocent Services Corporation, a Texas corporation

3.                                       Avocent International, Ltd., an Ireland corporation

4.                                       Avocent Computertechnik GmbH, a Germany corporation

5.                                       Avocent Redmond Corp., a Washington corporation

6.                                       Apex International, Inc., a Washington corporation

7.                                       Apex PC Solutions, Ltd., a Barbados corporation

8.                                       Avocent Nevada LLC, a Washington corporation

9.                                       Avocent Texas, L.P., a Texas limited partnership

10.                                 Avocent Texas I, LLC, a Washington limited liability company

11.                                 Avocent Texas II, LLC, a Washington limited liability company

12.                                 Avocent Utah Corp., a Delaware corporation

13.                                 Avocent California Acquisition Corp., a California corporation (subsequently merged with Crystal Link Technologies and name changed to Avocent California Corp.)

14.                                 Nihon Avocent KK, a Japan corporation

15.                                 Avocent China LTD, a Hong Kong corporation